Earnings Release

Mastercard Incorporated Reports Third Quarter 2026 Financial Results
•Third quarter net income of $4.6 billion, and diluted earnings per share (EPS) of $5.28
•Third quarter adjusted net income of $4.7 billion, and adjusted diluted EPS of $5.31
•Third quarter net revenue of $9.8 billion, an increase of 14%, as reported and on a currency-neutral basis
•Third quarter gross dollar volume up 7% and purchase volume up 9%, on a local currency basis
Purchase, NY - October 29, 2026 - Mastercard Incorporated (NYSE: MA) today announced financial results for the third quarter 2026.

“Another strong quarter for Mastercard, delivering net revenue growth of 14%. More Mastercard credentials in more hands give us a powerful foundation, backed by our global reach and innovation. From advancing Agentic Commerce to our new Global Money Platform through BVNK, we’re shaping how people pay, manage and exchange across currencies. We’re not waiting for the future of commerce. We’re building it.” said Michael Miebach, Mastercard CEO.

Quarterly Results

Third Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q3 2026	Q3 2025	Reported GAAP	Currency-neutral
Net revenue	$9.8	$8.6	14%	14%
Operating expenses	$3.9	$3.5	11%	12%
Operating income	$5.9	$5.1	16%	16%
Operating margin	59.8%	58.8%	0.9 ppt	0.9 ppt
Effective income tax rate	19.4%	21.5%	(2.1) ppt	(2.1) ppt
Net income	$4.6	$3.9	18%	18%
Diluted EPS	$5.28	$4.34	22%	22%

Key Third Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q3 2026	Q3 2025	As adjusted	Currency-neutral
Net revenue	$9.8	$8.6	14%	14%
Adjusted operating expenses	$3.9	$3.5	12%	12%
Adjusted operating margin	60.5%	59.8%	0.7 ppt	0.7 ppt
Adjusted effective income tax rate	20.1%	21.4%	(1.4) ppt	(1.4) ppt
Adjusted net income	$4.7	$4.0	17%	18%
Adjusted diluted EPS	$5.31	$4.38	21%	21%
[1] The Key Third Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 11 (“Third Quarter Special Items”) and/or the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 11 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q3 2026 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 7%	up 11%	up 9%
The following information is provided to aid in understanding Mastercard’s third quarter 2026 results, versus the year ago period.
•Net revenue increased 14%, as reported and on a currency-neutral basis versus the comparable period in 2025. The increase was attributable to growth in our payment network and value-added services and solutions.
▪Payment network net revenue increased 11%, as reported and on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 7% on a local currency basis to $3.0 trillion.
•Cross-border volume growth of 11% on a local currency basis.
•Switched transactions growth of 9%.
•Pricing
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 18%, as reported and on a currency-neutral basis, primarily due to an increase in our key drivers, as well as new and renewed deals.
▪Value-added services and solutions net revenue increased 19%, as reported and on a currency-neutral basis. The growth was driven primarily by our underlying key drivers, strong demand across several of our services, and pricing. This includes a minimal decrease from acquisitions and dispositions.
•Total operating expenses increased 11% as compared to the same period in 2025, primarily due to higher general and administrative expenses. Excluding the impact of Third Quarter Special Items, adjusted operating expenses increased 12%, as reported and on a currency-neutral basis. This includes a 1 percentage point increase from acquisitions and dispositions. The remaining increase was primarily due to higher general and administrative expenses.
•Other income (expense) was unfavorable by $59 million versus the year ago period, primarily due to interest expense on debt outstanding and a net loss in the current year versus a net gain in the prior year on our equity investments, partially offset by government grant agreements. Excluding the impact of net gains and losses on our equity investments, adjusted other income (expense) was unfavorable by $12 million primarily due to interest expense on debt outstanding, partially offset by government grant agreements.
•The effective tax rate for the third quarter of 2026 was 19.4%, versus 21.5% for the comparable period in 2025. The adjusted effective tax rate for the third quarter of 2026 was 20.1%, versus 21.4% for the comparable period in 2025. Both as-reported and as-adjusted income tax rates were lower versus the comparable period in 2025 due to higher net discrete tax benefits and other tax impacts in 2026.
•As of September 30, 2026, the company’s customers had issued 3.8 billion Mastercard and Maestro-branded cards.

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Year-to-date Results

Year-to-date Operating Results			Increase / (Decrease)
$ in billions, except per share data	2026	2025	Reported GAAP	Currency-neutral
Net revenue	$27.5	$24.0	15%	13%
Operating expenses	$11.1	$10.0	11%	10%
Operating income	$16.4	$14.0	17%	14%
Operating margin	59.5%	58.3%	1.2 ppt	0.9 ppt
Effective income tax rate	19.6%	20.4%	(0.8) ppt	(0.8) ppt
Net income	$12.9	$10.9	18%	16%
Diluted EPS	$14.59	$12.00	22%	19%

Key Year-to-date Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	2026	2025	As adjusted	Currency-neutral
Net revenue	$27.5	$24.0	15%	13%
Adjusted operating expenses	$10.8	$9.7	11%	10%
Adjusted operating margin	60.8%	59.7%	1.1 ppt	0.8 ppt
Adjusted effective income tax rate	19.8%	20.5%	(0.7) ppt	(0.7) ppt
Adjusted net income	$13.2	$11.1	19%	16%
Adjusted diluted EPS	$14.94	$12.25	22%	19%
[1] The Key Year-to-date Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 12 (“Year-to-date Special Items”) and/or the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 12 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Year-to-date 2026 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 7%	up 12%	up 9%
The following information is provided to aid in understanding Mastercard’s year-to-date 2026 results, versus the year ago period.
•Net revenue increased 15%, or 13% on a currency-neutral basis. The increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 11%, as reported and 9% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 7% on a local currency basis to $8.5 trillion.
•Cross-border volume growth of 12% on a local currency basis.
•Switched transactions growth of 9%.
•Pricing
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 21%, or 19% on a currency-neutral basis, primarily due to an increase in our key drivers, as well as new and renewed deals.

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▪Value-added services and solutions net revenue increased 20%, or 18% on a currency-neutral basis. The growth was driven primarily by our underlying key drivers, strong demand across several of our services, and pricing. This includes a minimal decrease from acquisitions and dispositions.
•Total operating expenses increased 11% as compared to 2025, primarily due to higher general and administrative expenses which included a restructuring charge in the first quarter of 2026, partially offset by lower litigation provisions. Excluding the impact of Year-to-date Special Items, adjusted operating expenses increased 11%, or 10% on a currency-neutral basis. This includes a minimal benefit from acquisitions and dispositions. The remaining increase was primarily due to higher general and administrative expenses.
•Other income (expense) was unfavorable $32 million versus the year ago period, primarily due to interest expense on debt outstanding and a net loss in the current year versus a net gain in the prior year on our equity investments, partially offset by government grant agreements. Excluding the impact of net gains and losses on our equity investments, adjusted other income (expense) was favorable $58 million versus the prior year primarily due to government grant agreements, partially offset by interest expense on debt outstanding.
•The effective tax rate for year-to-date 2026 was 19.6%, versus 20.4% for the comparable period in 2025. The adjusted effective tax rate for year-to-date 2026 was 19.8%, versus 20.5% for the comparable period in 2025. Both as-reported and as-adjusted income tax rates were lower versus the comparable period in 2025 due to higher net discrete tax benefits and other tax impacts in 2026.
Return of Capital to Stockholders
During the third quarter of 2026, Mastercard repurchased 5.3 million shares at a cost of $3.0 billion and paid $763 million in dividends.
Quarter-to-date through October 26, the company repurchased 1.1 million shares at a cost of $0.6 billion, which leaves $4.9 billion remaining under approved share repurchase programs.
Third Quarter 2026 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its third quarter and year-to-date 2026 results. The dial-in information for this call is 1-833-461-5787 (Toll-free) and 1-585-542-9983 (Toll dial-in), using passcode 262177588. A replay of the call will be available for 30 days and can be accessed by dialing 1-929-828-5978 (Toll-free) and 1-833-309-1852 (Toll dial-in), using passcode 262177588.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the company’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or

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industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, AI, information security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, countering the financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practices regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the impact of environmental, social and governance matters and related stakeholder reaction
•the inability to attract and retain a highly qualified workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•exposure to loss or illiquidity due to our role as guarantor as well as other contractual obligations and discretionary actions we may take
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent reports on Forms 10-Q and 8-K.

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About Mastercard (NYSE: MA)
Mastercard powers economies and empowers people in more than 220 countries and territories worldwide. Together with our customers, we are building a resilient economy where everyone can prosper. We support a wide range of digital payments choices, making transactions secure, simple, smart and accessible. Our technology and innovation, partnerships and networks combine to deliver a unique set of products and services that help people, businesses and governments realize their greatest potential.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Devin Corr	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statements of Operations (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in millions, except per share data)
Net Revenue	$9,807	$8,602	$27,482	$23,985
Operating Expenses:
General and administrative	3,293	2,923	9,414	8,212
Advertising and marketing	252	245	622	610
Depreciation and amortization	326	290	934	846
Provision for litigation	74	83	156	330
Total operating expenses	3,945	3,541	11,126	9,998
Operating income	5,862	5,061	16,356	13,987
Other Income (Expense):
Investment income	88	81	257	239
Gains (losses) on equity investments, net	(5)	41	(73)	16
Interest expense	(250)	(186)	(653)	(563)
Other income (expense), net	46	2	152	23
Total other income (expense)	(121)	(62)	(317)	(285)
Income before income taxes	5,741	4,999	16,039	13,702
Income tax expense	1,113	1,072	3,141	2,794
Net Income	$4,628	$3,927	$12,898	$10,908
Basic Earnings per Share	$5.29	$4.35	$14.61	$12.02
Basic weighted-average shares outstanding	875	903	883	908
Diluted Earnings per Share	$5.28	$4.34	$14.59	$12.00
Diluted weighted-average shares outstanding	876	905	884	909

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Consolidated Balance Sheets (Unaudited)
	September 30, 2026	December 31, 2025
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$10,147	$10,566
Restricted cash and restricted cash equivalents	564	561
Restricted security deposits held for customers	2,231	2,121
Investments	317	332
Accounts receivable	5,258	4,609
Settlement assets	1,593	1,626
Prepaid expenses and other current assets	4,370	3,743
Total current assets	24,480	23,558
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $2,883 and $2,756, respectively	2,642	2,303
Deferred income taxes	1,573	1,567
Goodwill	10,804	9,560
Other intangible assets, net of accumulated amortization of $3,502 and $3,096, respectively	5,704	5,554
Other assets	12,946	11,615
Total Assets	$58,149	$54,157

Liabilities and Equity
Current liabilities:
Accounts payable	$1,083	$999
Settlement obligations	2,151	2,409
Restricted security deposits held for customers	2,231	2,121
Accrued litigation	262	800
Accrued expenses	13,950	13,272
Short-term debt	1,749	749
Other current liabilities	2,770	2,412
Total current liabilities	24,196	22,762
Long-term debt	22,189	18,251
Deferred income taxes	341	307
Other liabilities	4,683	5,091
Total Liabilities	51,409	46,411

Commitments and Contingencies

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,407 and 1,406 shares issued and 866 and 887 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 7 shares issued and outstanding	—	—
Additional paid-in-capital	7,308	6,907
Class A treasury stock, at cost, 541 and 518 shares, respectively	(95,201)	(83,224)
Retained earnings	95,640	85,035
Accumulated other comprehensive income (loss)	(994)	(981)
Mastercard Incorporated Stockholders' Equity	6,753	7,737
Non-controlling interests	(13)	9
Total Equity	6,740	7,746
Total Liabilities and Equity	$58,149	$54,157

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Consolidated Statements of Cash Flows (Unaudited)
	Nine Months Ended September 30,
	2026	2025
	(in millions)
Operating Activities
Net income	$12,898	$10,908
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer incentives	2,030	1,526
Depreciation and amortization	934	846
(Gains) losses on equity investments, net	73	(16)
Share-based compensation	525	485
Deferred income taxes	(9)	77
Other	141	99
Changes in operating assets and liabilities:
Accounts receivable	(661)	(264)
Settlement assets	32	(14)
Prepaid expenses	(4,688)	(2,939)
Accrued litigation and legal settlements	(537)	(4)
Restricted security deposits held for customers	126	180
Accounts payable	95	(28)
Settlement obligations	(258)	102
Accrued expenses	1,660	658
Net change in other assets and liabilities	(502)	1,030
Net cash provided by operating activities	11,859	12,646
Investing Activities
Purchases of investment securities available-for-sale	(265)	(385)
Purchases of investments held-to-maturity	—	(28)
Proceeds from sales of investment securities available-for-sale	94	192
Proceeds from maturities of investment securities available-for-sale	139	183
Proceeds from maturities of investments held-to-maturity	13	46
Purchases of property and equipment	(667)	(377)
Capitalized software	(474)	(548)
Acquisition of businesses, net of cash acquired	(1,372)	—
Other investing activities	(71)	(24)
Net cash used in investing activities	(2,603)	(941)
Financing Activities
Purchases of treasury stock	(11,893)	(8,169)
Dividends paid	(2,311)	(2,072)
Proceeds from debt, net of discounts	5,596	1,242
Payment of debt	(618)	(750)
Tax withholdings related to share-based payments	(208)	(283)
Cash proceeds from employee stock plans	117	139
Other financing activities	(108)	(100)
Net cash used in financing activities	(9,425)	(9,993)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(137)	325
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(306)	2,037
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	13,248	10,808
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$12,942	$12,845

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Non-GAAP Financial Information
Non-GAAP financial information is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). As described more fully below, these non-GAAP financial measures exclude (where applicable) the impact of gains and losses on the company’s equity investments, which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude (where applicable) the impact of special items, which represent litigation judgments and settlements and/or certain one-time items, as well as the related tax impacts.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency of the entity. The impact of the related realized gains and losses resulting from the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses) is recognized in the respective financial statement line item on the statements of operations when the underlying forecasted transactions impact earnings. The translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments as specified above have been excluded from the company’s currency-neutral growth rates.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation, among other things. The company excluded these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items. The presentation of non-GAAP financial measures should not be relied upon as substitutes for the company’s measures calculated in accordance with GAAP.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures in the non-GAAP reconciliation tables below.

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Non-GAAP Reconciliations (Quarter-to-date)
	Three Months Ended September 30, 2026
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,945	59.8%	$(121)	19.4%	$4,628	$5.28
(Gains) losses on equity investments [1]	**	**	5	0.5%	(24)	(0.03)
Litigation provisions [2]	(74)	0.8%	**	0.2%	49	0.06
Adjusted - Non-GAAP	$3,872	60.5%	$(115)	20.1%	$4,653	$5.31

	Three Months Ended September 30, 2025
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,541	58.8%	$(62)	21.5%	$3,927	$4.34
(Gains) losses on equity investments [1]	**	**	(41)	—%	(31)	(0.03)
Litigation provisions [3]	(83)	1.0%	**	—%	65	0.07
Adjusted - Non-GAAP	$3,459	59.8%	$(103)	21.4%	$3,961	$4.38

	Three Months Ended September 30, 2026 as compared to the Three Months Ended September 30, 2025
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	11%	0.9	ppt	(2.1)	ppt	18%	22%
(Gains) losses on equity investments [1]	**	**		0.5	ppt	—%	—%
Litigation provisions [2,3]	1%	(0.2)	ppt	0.2	ppt	(1)%	(1)%
Adjusted - Non-GAAP	12%	0.7	ppt	(1.4)	ppt	17%	21%
Currency impact [4]	—%	—	ppt	—	ppt	—%	—%
Adjusted - Non-GAAP - currency-neutral	12%	0.7	ppt	(1.4)	ppt	18%	21%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Represents Q3'26 net pre-tax loss of $5 million and Q3’25 net pre-tax gain of $41 million primarily related to realized and unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Third Quarter Special Items
2.Represents Q3'26 pre-tax charges of $74 million, primarily due to settlements with merchants who opted out of the U.S. merchant class litigation.
3.Represents Q3'25 pre-tax charges of $83 million primarily due to a legal provision associated with the U.S. liability shift litigation.
Other Notes
4.Represents the translational and transactional impact of currency and the related impact of our foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

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Non-GAAP Reconciliations (Year-to-date)
	Nine Months Ended September 30, 2026
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$11,126	59.5%	$(317)	19.6%	$12,898	$14.59
(Gains) losses on equity investments [1]	**	**	73	0.1%	45	0.05
Litigation provisions [2]	(156)	0.6%	**	0.1%	108	0.12
Restructuring charge [3]	(202)	0.7%	**	—%	158	0.18
Adjusted - Non-GAAP	$10,769	60.8%	$(243)	19.8%	$13,209	$14.94

	Nine Months Ended September 30, 2025
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$9,998	58.3%	$(285)	20.4%	$10,908	$12.00
(Gains) losses on equity investments [1]	**	**	(16)	—%	(11)	(0.01)
Litigation provisions [4]	(330)	1.4%	**	0.2%	240	0.26
Adjusted - Non-GAAP	$9,668	59.7%	$(301)	20.5%	$11,136	$12.25

	Nine Months Ended September 30, 2026 as compared to the Nine Months Ended September 30, 2025
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	11%	1.2	ppt	(0.8)	ppt	18%	22%
(Gains) losses on equity investments [1]	**	**		0.1	ppt	1%	1%
Litigation provisions [2,4]	2%	(0.8)	ppt	(0.1)	ppt	(2)%	(2)%
Restructuring charge [3]	(2)%	0.7	ppt	—	ppt	1%	1%
Adjusted - Non-GAAP	11%	1.1	ppt	(0.7)	ppt	19%	22%
Currency impact [5]	(1)%	(0.3)	ppt	—	ppt	(3)%	(3)%
Adjusted - Non-GAAP - currency-neutral	10%	0.8	ppt	(0.7)	ppt	16%	19%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Represents year-to-date 2026 net pre-tax loss of $73 million and year-to-date 2025 net pre-tax gain of $16 million, primarily related to realized and unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Year-to-date Special Items
2.Represents year-to-date 2026 pre-tax charges of $156 million, primarily due to settlements with merchants who opted out of the U.S. merchant class litigation and a legal provision associated with the ATM non-discrimination rule surcharge complaints.
3.Represents year-to-date 2026 pre-tax charge of $202 million as a result of a restructuring action primarily intended to enable reinvestment to support the realization of our long-term growth opportunities.
4.Represents year-to-date 2025 pre-tax charges of $330 million primarily as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation, a legal provision associated with the U.S. liability shift litigation and a legal provision associated with the ATM non-discrimination rule surcharge complaints.
Other Notes
5.Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

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Mastercard Incorporated Operating Performance
	Three Months Ended September 30, 2026
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$670	5.5%	5.8%	$524	7.4%	14,426	11.0%	$146	0.7%	1,362	1,070
Canada	75	5.9%	7.6%	73	7.7%	1,277	7.0%	2	3.6%	7	100
Europe	1,060	6.1%	8.3%	873	10.3%	23,074	9.0%	186	(0.4)%	862	994
Latin America	279	21.6%	13.5%	210	16.1%	8,707	16.8%	70	6.1%	417	627
Worldwide less United States	2,084	7.7%	8.1%	1,680	10.0%	47,484	10.9%	404	1.1%	2,649	2,791
United States	867	5.9%	5.9%	803	6.7%	11,996	3.5%	64	(3.7)%	274	747
Worldwide	2,952	7.2%	7.5%	2,483	8.9%	59,480	9.3%	469	0.4%	2,923	3,539
Mastercard Credit and Charge Programs
Worldwide less United States	896	5.7%	6.2%	856	6.5%	19,035	6.0%	40	0.9%	143	850
United States	467	10.1%	10.1%	455	10.0%	4,884	9.1%	12	11.6%	11	376
Worldwide	1,363	7.1%	7.5%	1,311	7.7%	23,919	6.6%	52	3.2%	154	1,226
Mastercard Debit Programs
Worldwide less United States	1,188	9.4%	9.6%	824	13.8%	28,448	14.4%	364	1.1%	2,506	1,942
United States	400	1.4%	1.4%	348	2.8%	7,113	(0.1)%	52	(6.7)%	263	371
Worldwide	1,589	7.2%	7.4%	1,172	10.3%	35,561	11.2%	416	0.1%	2,769	2,313

	Nine Months Ended September 30, 2026
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,957	7.0%	6.3%	$1,514	8.4%	41,112	10.9%	$443	(0.2)%	4,061	1,070
Canada	219	8.5%	7.6%	213	7.8%	3,618	7.7%	6	2.8%	21	100
Europe	3,027	10.5%	8.6%	2,482	10.7%	64,782	8.5%	545	0.2%	2,544	994
Latin America	800	23.3%	13.6%	600	16.3%	24,734	16.3%	200	6.3%	1,243	627
Worldwide less United States	6,002	10.8%	8.5%	4,809	10.5%	134,246	10.6%	1,194	1.0%	7,869	2,791
United States	2,520	5.3%	5.3%	2,329	6.1%	34,620	3.3%	191	(4.0)%	809	747
Worldwide	8,523	9.1%	7.5%	7,138	9.0%	168,867	9.0%	1,385	0.3%	8,678	3,539
Mastercard Credit and Charge Programs
Worldwide less United States	2,600	9.4%	7.9%	2,482	8.2%	54,701	6.8%	118	1.4%	424	850
United States	1,341	9.2%	9.2%	1,306	9.3%	13,840	8.5%	35	5.7%	30	376
Worldwide	3,941	9.3%	8.3%	3,788	8.6%	68,542	7.2%	153	2.4%	454	1,226
Mastercard Debit Programs
Worldwide less United States	3,403	11.8%	8.9%	2,327	13.0%	79,545	13.3%	1,076	1.0%	7,445	1,942
United States	1,179	1.1%	1.1%	1,023	2.3%	20,780	0.1%	156	(6.0)%	778	371
Worldwide	4,581	8.9%	6.8%	3,350	9.5%	100,325	10.3%	1,231	—%	8,223	2,313

APMEA = Asia Pacific / Middle East / Africa
Note that effective Q2 2026, operating performance in the preceding tables includes Venezuela cross-border activity, as applicable.
Figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Mastercard Incorporated Operating Performance
	Three Months Ended September 30, 2025
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$635	5.6%	5.8%	$487	8.4%	13,000	10.5%	$148	(1.9)%	1,432	1,006
Canada	71	5.3%	6.3%	69	6.3%	1,193	7.4%	2	6.5%	7	94
Europe	999	15.1%	11.5%	807	13.2%	21,168	9.8%	192	4.7%	936	963
Latin America	230	13.4%	13.7%	170	17.4%	7,456	15.6%	60	4.4%	416	527
Worldwide less United States	1,935	11.2%	9.6%	1,533	11.8%	42,816	10.9%	402	2.2%	2,790	2,591
United States	819	6.7%	6.7%	752	7.1%	11,594	6.5%	67	3.2%	296	712
Worldwide	2,754	9.8%	8.7%	2,285	10.2%	54,410	9.9%	469	2.3%	3,087	3,303
Mastercard Credit and Charge Programs
Worldwide less United States	848	10.0%	9.8%	808	10.2%	17,957	8.4%	40	2.4%	153	832
United States	424	6.7%	6.7%	413	6.7%	4,474	6.6%	11	9.3%	10	348
Worldwide	1,272	8.9%	8.8%	1,221	9.0%	22,431	8.1%	51	3.9%	163	1,180
Mastercard Debit Programs
Worldwide less United States	1,087	12.2%	9.5%	725	13.5%	24,859	12.8%	362	2.1%	2,637	1,759
United States	395	6.7%	6.7%	339	7.5%	7,120	6.4%	56	2.1%	287	364
Worldwide	1,481	10.7%	8.7%	1,063	11.5%	31,979	11.3%	418	2.1%	2,924	2,123

	Nine Months Ended September 30, 2025
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,829	4.2%	5.5%	$1,382	7.2%	37,067	9.7%	$446	0.6%	4,314	1,006
Canada	202	2.5%	5.3%	196	5.4%	3,359	6.8%	6	3.2%	19	94
Europe	2,740	13.7%	12.5%	2,204	14.3%	59,728	10.3%	536	5.8%	2,779	963
Latin America	648	6.5%	14.8%	477	18.5%	21,265	14.1%	171	5.7%	1,265	527
Worldwide less United States	5,419	9.1%	10.0%	4,259	11.9%	121,420	10.6%	1,159	3.7%	8,378	2,591
United States	2,395	6.7%	6.7%	2,196	6.9%	33,504	6.4%	199	4.6%	870	712
Worldwide	7,813	8.3%	9.0%	6,455	10.1%	154,924	9.7%	1,358	3.8%	9,248	3,303
Mastercard Credit and Charge Programs
Worldwide less United States	2,376	7.0%	9.2%	2,261	9.6%	51,215	7.9%	115	2.1%	453	832
United States	1,229	6.3%	6.3%	1,195	6.2%	12,752	6.2%	33	8.0%	27	348
Worldwide	3,605	6.7%	8.2%	3,456	8.4%	63,967	7.6%	149	3.4%	480	1,180
Mastercard Debit Programs
Worldwide less United States	3,042	10.7%	10.7%	1,998	14.7%	70,205	12.7%	1,044	3.9%	7,925	1,759
United States	1,166	7.1%	7.1%	1,000	7.6%	20,752	6.5%	166	3.9%	843	364
Worldwide	4,208	9.7%	9.7%	2,999	12.2%	90,957	11.2%	1,210	3.9%	8,768	2,123

APMEA = Asia Pacific / Middle East / Africa
Note that effective Q2 2026, operating performance in the preceding tables include Venezuela cross-border activity, as applicable.
Figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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